EXHIBIT 1.1
5,500,000 Shares1
Genitope Corporation
Common Stock
UNDERWRITING AGREEMENT
April 26, 2007
Punk, Ziegel & Company, L.P.
520 Madison Avenue, 4th Floor
New York, New York 10022
Ladies and Gentlemen:
          Genitope Corporation, a Delaware corporation (the “Company”), proposes to issue and sell up to an aggregate of 5,500,000 shares of its authorized but unissued common stock, $0.001 par value per share (the “Common Stock”), to the Underwriter (as hereinafter defined) (said 5,500,000 shares of Common Stock to be issued and sold by the Company being herein called the “Underwritten Stock”). The Company has also granted the Underwriter an option to purchase up to an aggregate of 825,000 additional shares of Common Stock (the “Option Stock,” and the Option Stock together with the Underwritten Stock being hereinafter referred to as the “Shares”). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. The Company hereby confirms the agreements made with respect to the purchase of the Shares by the Underwriter, named in Schedule 1 hereto (herein referred to as the “Underwriter”).
          1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”) a registration statement on Form S-3 (No. 333-128357), including a prospectus relating to the Shares filed with the Commission on October 5, 2005 (the “Base Prospectus”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the Base Prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. Copies of such registration statement and of each amendment or supplement thereto, if any, including the Base Prospectus (meeting the requirements of Rule 415(a)(1)(x) of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

1	Plus an option to purchase from the Company up to an aggregate of 825,000 additional shares to cover over-allotments, if any.

               (a) The term “Registration Statement” as used in this Underwriting Agreement (this “Agreement”) shall mean such registration statement, including all exhibits and financial statements, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as hereinafter defined), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430B of the Securities Act Regulations or otherwise. If the Company has filed an abbreviated registration statement to register additional shares pursuant to Rule 462(b) under the Securities Act Regulations, (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement shall mean the final prospectus supplement to the Base Prospectus relating to the Shares filed with the Commission pursuant to Rule 424 under the Securities Act Regulations, together with the Base Prospectus. The term “Preliminary Prospectus” as used in this Agreement shall mean the preliminary prospectus supplement to the Base Prospectus relating to the Shares filed with the Commission on April 19, 2007, pursuant to Rule 424 under the Securities Act Regulations, together with the Base Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
               (b) The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused or, in the case of the Prospectus, will cause, to be delivered to you copies of each Preliminary Prospectus and the Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.
          2. Representations and Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter as follows:
               (a) The Company satisfied the eligibility requirements to use SEC Form S-3 for a primary offering as of the date the Registration Statement was first filed with the Commission and as of the date the Registration Statement was most recently amended (or deemed to be amended by the filing of SEC Form 10-K). Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. The Registration Statement and the Preliminary Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Act Regulations. The Registration Statement as of the date hereof and as of its effective date(s) for purposes of Section 11 under the Securities Act as applicable to the Underwriter (the “Effective Date”), did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The documents incorporated by reference in the Registration Statement as of the respective dates of their filing, did not and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of filing with the Commission and as of the date first used (which date is April 19, 2007), the Preliminary Prospectus, as amended or supplemented, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Closing Date and on any later date on which Option Stock is to be purchased, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Provided, however, none of the representations and warranties in this subparagraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.
               (b) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
               (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, having corporate power and corporate authority to own or lease its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus or the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except for instruments or interests held by the Company solely for investment.
               (d) The Company has the duly authorized and validly issued outstanding capitalization as set forth under the caption “Capitalization,” as of the respective dates set forth therein, in the Prospectus and the General Disclosure Package (as defined below)

and will have the adjusted capitalization (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date and any later date on which the Option Stock is to be purchased, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained or to be contained in the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Description of Capital Stock.” The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law. The outstanding shares of the Company’s capital stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable and, except as otherwise described in the Prospectus, the General Disclosure Package and the Registration Statement, were duly registered under the Securities Act or issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of any preemptive rights, rights of first refusal or similar rights. Except as created hereby or otherwise described in the Prospectus, the General Disclosure Package and the Registration Statement, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares to be sold by the Company, and neither the filing of the Registration Statement nor the offering or sale of the Shares to be sold by the Company as contemplated by this Agreement gives rise to any rights, other than those that have lapsed or have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares to be sold by the Company are duly authorized, and will be, when sold to the Underwriter as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof contained in the section of the Registration Statement, the Prospectus and the General Disclosure Package entitled “Description of Capital Stock.” No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.
               (e) The Company has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriter, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company’s execution or delivery of this Agreement, its performance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption “Use of Proceeds” or the conduct of its business as described in the Prospectus and the General Disclosure Package, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the certificate of incorporation or bylaws of the Company; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties, which materially and adversely affects the business or properties of the Company.
               (f) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is quoted on the Nasdaq Global Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.
               (g) The financial statements of the Company and the related notes and schedules thereto included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The summary and selected financial and statistical data derived therefrom included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the information shown therein and such data have been prepared on a basis consistent with the financial statements contained or incorporated by reference therein and in the books and records of the Company.
               (h) PricewaterhouseCoopersLLP, which has certified our balance sheet at December 31, 2005, and our results of operations and cash flows for each of the two years in the period ended December 31, 2005, filed with the Commission as part of the Registration Statement, the Prospectus and the General Disclosure Package, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder. Deloitte & Touche LLP, which has certified our balance sheet, related statements of operations, stockholders’ deficit, and cash flows at December 31, 2006 and our results of operations and cash flows for the year ended December 31, 2006, filed with the Commission as part of the Registration Statement, the Prospectus and the General Disclosure Package, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder. All auditing services and non-audit services, other than de minimus services, provided to the Company by PricewaterhouseCoopers LLP since August 6, 2003 and by Deloitte & Touche LLP since July 1, 2006, have been preapproved by the audit committee of the Company’s board of directors, in accordance with Section 10A of the Exchange Act.
               (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
               (j) The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no tax deficiency that has been or, to its knowledge, that might be assessed against the Company that, if so assessed, would materially and adversely affect the business or properties of the Company. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.
               (k) The Company maintains insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with such deductibles as customary for companies in the same or similar business, all of which insurance is in full force and effect.
               (l) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package which is not or, as to the Prospectus, will not be, so disclosed (and such proceedings, if any, as are or, as to the Prospectus, will be, summarized in the Registration Statement, the Prospectus and the General Disclosure Package are accurately summarized in all material respects); or (iii) may have a material adverse affect upon the business operations, financial condition or income of the Company.
               (m) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement, the Prospectus and the General Disclosure Package have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable by and against it in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement, the Prospectus and the General Disclosure Package of contracts and other documents are, and as to the Prospectus, will be, accurate and fairly present the information required to be shown with respect thereto by the Securities Act and Rules. There are no contracts or other documents that are required by the Securities Act or Rules to be described in the Registration Statement, the Prospectus and the General Disclosure Package or filed as exhibits to the Registration Statement that are not, and as to the Prospectus, will not be, described or filed as required. The exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies. Except for such rights as are or will be described in the Registration Statement, the Prospectus and the General Disclosure Package, no party has any right to require the Company to register any securities for sale under the Securities Act.
               (n) Since the respective dates as of which information is or will be given in the Registration Statement, the Prospectus and the General Disclosure Package, and except as expressly contemplated therein, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business.
               (o) The Company is not, nor with the giving of notice or lapse of time or both will it be, in violation of or in default under, any term or provision of (i) its certificate of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties and the effect of which violation or default singly or in the aggregate may have a material adverse effect on the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company.
               (p) The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.
               (q) No labor disturbance by the employees of the Company or principal suppliers or customers of the Company exists or, to the Company’s knowledge, is imminent.
               (r) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company owns, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Rights”) necessary for the conduct of its business as described in the Prospectus and the General Disclosure Package. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, to the Company’s knowledge, no claims have been asserted against the Company by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the continued use of the Rights in connection with the business and operations of the Company does not, to the knowledge of the Company, infringe on the rights of any person, which, if the subject of an unfavorable decision, ruling or filing, would have a material adverse effect on the financial condition, business or properties of the Company.
               (s) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company is conducting its businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not materially and adversely affect the business or properties of the Company. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) to qualify or exempt the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
               (t) Neither the Company, nor, to the Company’s knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Securities Act), has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.
               (u) The Company is not, nor after giving effect to the issuance and sale of the Shares by the Company will it be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
               (v) At 8:00 a.m. Eastern Standard Time on April 27, 2007 (the “Applicable Time”), (i) the Issuer-Represented Free Writing Prospectus(es) (as defined below), if any, listed on Schedule 2 to this Agreement, (ii) the Base Prospectus and the Preliminary Prospectus, considered together ((i) and (ii) collectively, the “General Disclosure Package”), and (iii) any other Issuer-Represented Free Writing Prospectus(es), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Base Prospectus, Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein. As used in this paragraph and elsewhere in this Agreement, “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act Regulations, relating to the Shares, that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the terms of the Shares or of the offering of the Shares pursuant to this Agreement that does not reflect the final terms.
               (w) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through each Closing Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the information incorporated by reference into the Registration Statement and not superseded or modified. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company has notified or will notify promptly the Underwriter so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.
               (x) Unless the Company obtains the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping.
               (y) The Company filed the Registration Statement with the Commission before using any Issuer-Represented Free Writing Prospectus.
               (z) The Preliminary Prospectus, the Prospectus and any Issuer-Represented Free Writing Prospectuses (to the extent any such Issuer-Represented Free-Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.
               (aa) At the earliest time after the filing of the Registration Statement at which the Company or another offering participant makes a bona fide offer, including, without limitation, through the use of a free writing prospectus, in the offering, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

               (bb) There are no transfer taxes or similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.
               (cc) The Company has good and marketable title to all properties and assets described in the Registration Statement, the Prospectus and the General Disclosure Package as owned by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package, or such as are not materially important in relation to the business of the Company. The Company has valid and enforceable leases for the properties described in the Registration Statement, the Prospectus and the General Disclosure Package as leased by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are not material and do not interfere with the use made by the Company thereof. The Company owns or leases all such properties as are necessary to its operations as now conducted, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, and the properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.
               (dd) The Company holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary for the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects, except as described in the Registration Statement, the Prospectus and the General Disclosure Package and except where the failure so to hold, obtain, maintain or comply with would not have a materially adverse effect on the business, financial condition or results of operations of the Company.
               (ee) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
               (ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is or will be required to be described in the Registration Statement, the Prospectus and the General Disclosure Package that is not so described.
               (gg) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.
               (hh) Since December 31, 2003, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer in violation of Section 13(k) of the Exchange Act.
               (ii) The business, operations and facilities of the Company have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a material adverse effect on the business of the Company, and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).
               (jj) Neither the Company nor any officer or employee of the Company is a party to any contract or commitment that restricts in any material respect the ability of the Company or such individual to engage in the business of the Company as described in the Registration Statement, the Prospectus and the General Disclosure Package.
          3. Purchase of the Shares by the Underwriter.
               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall sell the Underwritten Stock to the Underwriter, and the Underwriter agrees to purchase from the Company, the Underwritten Stock.

The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriter shall be $3.647875 per share (the “Purchase Price”).
               (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriter to purchase, the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or electronic notice by the Underwriter to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriter is exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor shall be made as provided in Section 5 hereof.
          4. Offering by the Underwriter.
               (a) The terms of the public offering by the Underwriter of the Shares to be purchased by it shall be set forth in the Prospectus and the General Disclosure Package. The Underwriter may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as the Underwriter may determine.
               (b) The information set forth under the caption “Plan of Distribution” and “Underwriting” in the Registration Statement, the Prospectus and the General Disclosure Package relating to the Shares filed by the Company (insofar as such information relates to the Underwriter or related persons) constitutes the only information furnished by the Underwriter to the Company for inclusion in the Registration Statement, the Prospectus and the General Disclosure Package, and the Underwriter, represents and warrants to the Company that the statements made therein (insofar as they relate to the Underwriter or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (c) With the exception of Issuer-Represented Free Writing Prospectuses, unless the Underwriter obtained or obtains the prior written consent of the Company, it has not made, nor will it make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act Regulations, required to be filed by the Underwriter with the Commission or exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the terms of the Shares or of the offering of the Shares pursuant to this Agreement that does not reflect the final terms (an “Underwriter Free Writing Prospectus”). The Underwriter has complied and will comply with the requirements of Rule 433 applicable to any offering participants with respect to any such Underwriter Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping. As of its issue date and as of the Applicable Time, no Underwriter Free Writing Prospectus will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5. Delivery of and Payment for the Shares.
               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(b) hereof shall have been exercised not later than 8:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cooley Godward Kronish LLP, 101 California Street, Fifth Floor, San Francisco, California 94111, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the “Closing Date.”
               (b) If the option granted by Section 3(b) hereof shall be exercised after 8:00 A.M., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cooley Godward Kronish LLP, 101 California Street, Fifth Floor, San Francisco, California 94111, on the third business day after the exercise of such Option, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you.
               (c) Payment for the Shares purchased from the Company shall be made to the Company or its order by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to you against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in the name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available in New York City to the Underwriter for inspection, checking and packaging on the business day preceding the Closing Date or, in the case of Option Stock, by 12:00 P.M., New York time, on the business day preceding the date of purchase.
          6. Covenants of the Company. The Company covenants and agrees as follows:
               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) the Prospectus; (ii) file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act within the respective times required by the applicable regulations thereunder subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares in the offering contemplated by this Agreement; and (iii) not file with the Commission any amendment to the Registration Statement or supplement (including any Preliminary Prospectus or Prospectus) to the Base Prospectus (A) of which the Underwriter shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriter shall not have given its consent or (B) which is not in compliance with the Securities Act or the rules and regulations of the Commission thereunder.

               (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriter (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.
               (c) The Company will (i) on or before the Closing Date, deliver to the Underwriter a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the Closing Date and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriter); (ii) as promptly as possible deliver to the Underwriter, at such office as the Underwriter may designate, as many copies of the Prospectus as the Underwriter may reasonably request; and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriter as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriter may reasonably request for the purposes contemplated by the Securities Act.
               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriter, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriter, to supplement or amend the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Shares by the Underwriter and during such period, the Underwriter shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriter such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriter and all dealers to whom any of the Shares may be sold by the Underwriter to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.
               (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.
               (g) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including the transfer agent fees and any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (E) the listing of the Shares on the Nasdaq Global Market; (F) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (I) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
               (h) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date of the Registration Statement, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Securities Act, an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the rules and regulations promulgated thereunder.

               (i) During a period of three years after the date hereof, the Company will furnish or make available (including by making them available on EDGAR) to the Underwriter copies of all periodic and special reports furnished to the stockholders of the Company and copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or any other information, documents or reports filed with the Commission.
               (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.
               (k) The Company will not, directly or indirectly, without the prior written consent of the Underwriter, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days following the date of the Prospectus, except (i) pursuant to this Agreement, (ii) pursuant to the exercise of warrants outstanding on the date hereof and as described in the Prospectus, (iii) pursuant to the exercise of stock options outstanding on the date hereof, or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof (as such plans may be amended and/or restated), or (iv) pursuant to equipment lease financing activities entered into in the ordinary course of business or in connection with the acquisition or license by the Company of products, services or technologies or to a strategic investor or partner in connection with an agreement involving a technical, manufacturing, scientific or marketing collaboration; provided, however, that for a period of 90 days following the date of the Prospectus relating to the offering, (A) the Company may issue securities representing not more than 250,000 shares of the Company’s Common Stock (as adjusted for stock splits, stock dividends, reclassification and the like) as described in this subsection (iv); provided, further, that each such recipient of the securities prior to issuance of the securities shall execute a Lock-Up Agreement (as hereinafter defined) and (B) the Company may offer and enter into agreements as described in this subsection (iv) to issue securities representing shares of the Company’s capital stock without numerical limitation; provided that the Company may not issue such securities for a period of 90 days following the date of the Prospectus relating to the offering.
               (l) The Company will cause the Shares to be duly included for quotation on the Nasdaq Global Market prior to the Closing Date.
               (m) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.
               (n) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
               (o) During the period when the Prospectus is required to be delivered under the Securities Act and the Securities Act Regulations in relation to the public offering of the shares by the Underwriter, the Company will timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.
               (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an “investment company” or a “company” controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
               (q) The Company either has caused to be delivered to you or will cause to be delivered to you on or prior to the date of this Agreement, a letter (the “Lock-Up Agreement”) from each of the Company’s directors and certain of the Company’s executive officers and stockholders stating that such person agrees that he or she will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire the Company’s capital stock beneficially owned by him or her, for a period of 90 days after the date of the Prospectus relating to the offering, subject to certain exceptions contained in the Lock-Up Agreements.
               (r) The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder.
          7. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter under this Agreement are subject to the performance by the Company on and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, of its respective covenants and agreements hereunder, and the following additional conditions:
               (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
               (b) The Underwriter shall be satisfied that (i) the Registration Statement as of its Effective Date, all documents incorporated by reference in the Registration Statement as of the respective dates of their filing with the Commission, the Preliminary Prospectus, the Prospectus, and any Issuer-Represented Free Writing Prospectus, including any amendments or supplements thereto, as of their respective dates of filing with the Commission and the dates on which they were first used, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the Effective Date of the Registration Statement, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment; (iii) since the Effective Date of the Registration Statement, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement, the Base Prospectus or the General Disclosure Package; (iv) the Company does not have any material contingent obligations that are not disclosed in the Registration Statement, the Prospectus and the Disclosure Package; (v) there are no pending or, to the Company’s knowledge, threatened legal proceedings to which the Company is a party or of which property of the Company is subject that are material and that are not disclosed in the Registration Statement, the Prospectus and the General Disclosure Package; (vi) there are not any franchises, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required; (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the date hereof, as of the Applicable Time and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be; (viii) the Company has performed, in all material respects, all covenants and agreements required to be performed on or prior to the Closing Date, in all material respects, as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be; and (ix) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.
               (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein), shall have been approved at or prior to the Closing Date by Morrison & Foerster LLP, counsel for the Underwriter. The Underwriter shall have received from counsel to the Underwriter, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriter reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.
               (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of Cooley Godward Kronish LLP, counsel to the Company, to the effect set forth in Exhibit A hereto. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.
               (e) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated as of the Closing Date or, if related to the later sale of Option

Stock, such later date, of Hyman, Phelps & McNamara, P.C., regulatory counsel to the Company, to the effect set forth in Exhibit B hereto.
               (f) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated the Closing Date, or, if related to the later sale of Option Stock, such later date, of Medlen & Carroll, LLP, patent counsel to the Company, to the effect set forth in Exhibit C hereto.
               (g) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated the Closing Date, or, if related to the later sale of Option Stock, such later date, of Bozicevic, Field & Frances, LLP, patent counsel to the Company, to the effect set forth in Exhibit D hereto.
               (h) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriter shall have received an opinion addressed to the Underwriter, dated the Closing Date, or, if related to the later sale of Option Stock, such later date, of DLA Piper, patent counsel to the Company, to the effect set forth in Exhibit E hereto.
               (i) You shall have received from each of Deloitte & Touche LLP (with respect to financial information as of December 31, 2006 and for the year then ended) and from PricewaterhouseCoopers LLP (with respect to financial information prior to December 31, 2006) a letter addressed to the Underwriter and the Company’s Board of Directors dated the Closing Date and any later date on which Option Stock is purchased, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, confirming that each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their respective letters delivered to the Underwriter concurrently with the execution of this Agreement (the “Original Letters”), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letters are accurate as of the Closing Date or such later date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letters that are necessary to reflect any changes in the facts described in the Original Letters since the date of the Original Letters or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which in your sole judgment makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.
               (j) The Company shall deliver to you a copy of a letter from Deloitte & Touche LLP, addressed to the Company, stating that their review of the Company’s internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company’s consolidated balance sheets, related consolidated statements of operations, stockholders’ equity, and cash flows as of December 31, 2006, and the results of operations and cash flows for the year ended December 31, 2006, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.
               (k) Prior to the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that the respective signers of said certificate have carefully examined the Registration Statement and the Base Prospectus, and any amendments or supplements thereto, including each Preliminary Prospectus and the Prospectus, and this Agreement, and that, as of the Applicable Time and the Closing Date or the later date on which Option Stock is purchased, as applicable, the statements included in paragraph (b) of this Section 7 are true and correct.
               (l) Prior to the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Secretary of the Company to the effect that, as of the Closing Date or any later date on which Option Stock is purchased, as the case may be, the Secretary certifies as to the accuracy of the Company’s charter and bylaws, the resolutions of the Board of Directors relating to the offering contemplated hereby, the form of stock certificate representing the Shares, and copies of all communications with the Commission related to the offering contemplated by this Agreement; as to the execution and delivery of this Agreement; as to the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; as to the approval of the Shares for listing on the Nasdaq Global Market; as to the Company’s compliance with all agreements and performance or satisfaction of all conditions required hereunder; as to the consideration received for all outstanding shares of the Company’s Common Stock; and as to such other matters as the Underwriter’s counsel may reasonably request.
               (m) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
               (n) You shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.
               (o) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the Nasdaq Global Market, subject only to official notice of issuance.
               (p) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
               (q) On or prior to the date of this Agreement, the Underwriter shall have received from all directors and certain executive officers and stockholders Lock-Up

Agreements, reasonably satisfactory to the Underwriter, stating that such person or entity will not, without the prior written consent of the Underwriter, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any other shares of capital stock of the Company or any securities convertible into, or exchangeable or exercisable for or any other rights to purchase or acquire the Company’s capital stock beneficially owned by him or her, for a period of 90 days after the date of the Prospectus relating to the offering, subject to certain exceptions contained in the Lock-Up Agreements.
          In case any of the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6 hereof; and (ii) if this Agreement is terminated by you because of any refusal or failure on the part of the Company to perform any of its obligations or agreements contained herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the transactions contemplated hereby.
          8. Conditions of the Obligations of the Company.
          (a) The obligations of the Company to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.
          (b) In case either of the conditions specified in paragraph (a) of this Section 8 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6 hereof.
          9. Indemnification and Contribution.
          (a) Subject to the provisions of paragraph (d) of this Section 9, the Company agrees to indemnify and hold harmless the Underwriter (and any person participating in the distribution who is deemed to be an underwriter (as defined in Section 2(11) of the Securities Act) and each person (including each member or officer thereof), if any, who controls the Underwriter or such person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agrees to reimburse the Underwriter or any other such indemnified party and each such officer, director and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) as incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities, or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or that are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement (including the Base Prospectus as part thereof) or any post-effective amendment thereto (including any 462(b) Registration Statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; and (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, any untrue or alleged untrue statements communicated to securities analysts employed by the Underwriter; provided, however, that (i) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or any Issuer-Represented Free Writing Prospectus and (ii) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares that are the subject thereof to the extent that any such loss, claim, damage, liability or action (A) results from the fact that the Underwriter (or such persons) failed to give a copy of the Preliminary Prospectus (as amended or supplemented) to such person at or prior to the Applicable Time in any case where such delivery is required by the Securities Act or to give or otherwise convey (within the meaning of Rule 159 of the Securities Act Regulations) to such person at or prior to the Applicable Time a copy of any subsequent Issuer-Represented Free Writing Prospectus if the Company has furnished copies thereof to the Underwriter sufficiently in advance of the Applicable Time to allow for delivery of the amended or supplemented Preliminary Prospectus or Issuer-Represented Free Writing Prospectus to all investors prior to the Applicable Time and (B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus which was corrected in such amended or supplemented Preliminary Prospectus or Issuer-Represented Free Writing Prospectus unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.
               (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement (including the Base Prospectus as part thereof) or any post-effective amendment thereto (including any 462(b) Registration Statement) or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or any Issuer-Represented Free Writing Prospectus or Underwriter Free Writing Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case (except as to any Underwriter Free Writing Prospectus in breach of Section 4(c) of this Agreement) to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or any Issuer-Represented Free Writing Prospectus, and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement of the Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.
               (c) Each party indemnified under the provisions of paragraph (a) or (b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence; or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party’s or parties’ notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any and all legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.
               (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) and the total underwriting discount received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.
          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 9). The contribution agreement set forth above shall be in addition to any liabilities that any indemnifying party may have at common law or otherwise.
               (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.
          10. Reimbursement of Certain Expenses. In addition to its other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriter for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriter shall promptly refund it; and (ii) the Underwriter shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.
          11. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, and will survive delivery of and payment for the Shares. Any successors to the Underwriter shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.
          12. Termination.
               (a) In addition to the termination described in Section 7(q) hereof, this Agreement (except for the provisions of Section 9 hereof) may be terminated by you by notice to the Company at any time prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market shall have been suspended or limitations on such trading shall have been imposed or limitations on prices shall have been established on any such exchange or market system; (iii) an escalation of major hostilities or international conflict involving the United States or the declaration of war or a national emergency by the United States on or after the date hereof shall have occurred; (iv) any outbreak of hostilities, act of terrorism or other national or international calamity or crisis or material adverse change in economic or political conditions shall have occurred if the effect of such outbreak, terrorist act, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred that in the Underwriter’s reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (vi) a banking moratorium shall have been declared by New York or United States authorities; or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred that in your reasonable judgment has a material adverse effect on the securities markets in the United States.
               (b) If this Agreement is terminated pursuant to this Section 12, there shall be no liability of the Company to the Underwriter and no liability of the Underwriter to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriter from all expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6. Notwithstanding any termination of this Agreement, the provisions of Section 9 hereof shall survive and remain in full force and effect.
          13. Notices. All communications hereunder shall be in writing and if sent to the Underwriter shall be mailed or delivered or emailed and confirmed by letter or telecopied and confirmed by letter to Punk, Ziegel & Company, L.P. at 520 Madison Avenue, 4th Floor, New York, New York 10022, attn: John Bligh, with copies to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, attn: Jeffrey S. Marcus, Esq., or, if sent to the Company, shall be mailed or delivered or emailed and confirmed to the Company at 6900 Dumbarton Circle, Fremont, California 94555, attn: Dan W. Denney, Jr., Ph.D., with copies to Laura R. Woodhead, Esq., 6900 Dumbarton Circle, Fremont, California 94555 and Cooley Godward Kronish LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306-2155, attn: Suzanne S. Hooper, Esq.
          14. Successors. This Agreement shall be to the benefit of and be binding upon the Company and the Underwriter and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the Underwriter) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.
          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
[Intentionally Left Blank]

          If the foregoing correctly sets forth our understanding, please indicate the Underwriter’s acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
GENITOPE CORPORATION
By:	/s/ Dan W. Denney Jr.
	Name:	Dan W. Denney Jr., PhD
	Title:	Chairman and Chief Executive Officer
Accepted as of the date first above
written:
Punk, Ziegel & Company, L.P.

By:	/s/ William J. Punk, Jr.
	Name:	William J. Punk, Jr.
	Title:	Managing Partner

Schedule 1
Underwriter

Number of Shares
to be Purchased
Underwriter	From the Company
Punk, Ziegel & Company, L.P.	5,500,000

Schedule 2
Issuer-Represented Free Writing Prospectuses
1.     Free Writing Prospectus Dated April 26, 2007

1

Exhibit A
Form of Opinion of Cooley Godward Kronish on Behalf of the Company

1.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each state of the United States in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2.	The Company has an authorized, issued and outstanding capital stock as set forth in the Prospectus under the heading “Capitalization” (as of the date set forth therein).

3.	The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, any agreement or other instrument filed as an exhibit to the Registration Statement or under the Delaware General Corporation Law.

4.	To our knowledge, the Company does not have any subsidiaries.

5.	To our knowledge, there is no holder of any shares of capital stock of the Company that has any rights that have not been waived to require registration under the Securities Act of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

6.	To our knowledge, there are no rights of any holders of the shares of capital stock of the Company to require the Company to register any securities under the Securities Act that are not described in the Registration Statement and the Prospectus.

7.	The Company has the corporate power and authority to enter into the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.	The execution and delivery by the Company of, and the sale and issuance of the Shares by the Company pursuant to, the Underwriting Agreement will not contravene any provision of applicable law (other than applicable state securities and blue sky laws, as to which we express no opinion and except as performance of the provisions in the Underwriting Agreement relating to indemnification may be limited by applicable law or public policy), the certificate of incorporation or bylaws of the Company or, to our knowledge, any agreement or other instrument filed as an exhibit to the Registration Statement.

9.	No consent, approval, authorization or order of any court, governmental body or agency is required for the sale and issuance of the Shares by the Company pursuant to the Underwriting Agreement, except such as may be required by (i) the Securities Act, which have been obtained, (ii) the rules and regulations of the NASD, as to which we express no opinion or (iii) the securities or blue sky laws of the various states in connection with the offer and sale of the Shares, as to which we express no opinion.
10.	To our knowledge, (i) the Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and (ii) the required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).

11.	The Registration Statement and the Prospectus (except for the financial statements, related notes and financial schedules and other financial and statistical data derived therefrom, as to which we express no opinion), comply as to form in all material respects with the requirements of the Securities Act and Rules.

12.	To our knowledge, there is no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that was required to be filed as an exhibit to the Registration Statement, which was not filed as required by the Securities Act and the rules thereunder.

13.	The statements relating to legal matters, documents or proceedings included (1) in the Prospectus under the captions “Description of Capital Stock”, and (2) in the Registration Statement in Item 15 insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present to the extent required by the Securities Act and Rules, in all material respects, such legal matters, agreements or documents.

14.	The Company is not and will not be, after giving effect to the issuance and sale of the Shares, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

15.	To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

16.	The Shares have been duly authorized for inclusion in The Nasdaq Global Market upon official notice of issuance.
*****
In the course of the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have participated in conferences with officers of the Company, representatives of its independent registered public accounting firm, and the representatives of the Underwriter and its counsel during which the contents of the Registration Statement, the General Disclosure Package and the

Prospectus were discussed, and while we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the General Disclosure Package or Prospectus, we advise you that nothing has come to our attention that causes us to believe that (A) the Registration Statement (except for the financial statements, related notes and financial schedules and other financial and statistical data derived therefrom, as to which we express no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) the Prospectus (except for the financial statements, related notes and financial schedules and other financial and statistical data derived therefrom, as to which we express no belief) as of its date or as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) as of the Applicable Time, the General Disclosure Package (except for the financial statements, related notes and financial schedules and other financial and statistical data derived therefrom, as to which we express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B
Form of Opinion by Hyman, Phelps & McNamara, P.C., regulatory counsel to the Company

May 2, 2007
Punk, Ziegel & Company, LP
520 Madison Avenue
4th Floor
New York, New York 10022
Ladies and Gentlemen:
     This opinion letter is being furnished to you at the request of Genitope Corporation, a Delaware corporation (the “Company”), pursuant to Section       of the Underwriting Agreement dated April 26, 2007 between you and the Company (the “Underwriting Agreement”), relating to the public offering by the Company of 5,500,000 shares of the Company’s common stock, par value $           per share (the “Offering”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.
     We have been retained by the Company to act as U.S. Food and Drug Administration (“FDA”) regulatory counsel for the limited purpose of reviewing the information relating to FDA regulatory matters contained in certain sections (described below) of the Company’s Registration Statement on Form S-3 (File No. 333-128357), which was filed with the Securities and Exchange Commission (“SEC”) on September 16, 2005 (the “Registration Statement”), the prospectus dated October 5, 2005, included in the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated April 19, 2007, as filed with the SEC pursuant to Rule 424(b) of the SEC Act, the final prospectus supplement, dated April      , 2007, as filed with the SEC pursuant to Rule 424(b) of the SEC Act (collectively the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”), and the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC on March 16, 2007. We have not been retained by the Company or anyone else to pass upon any other information in the Registration Statement or the Prospectus. Beginning in February 2002, we have occasionally acted as FDA regulatory counsel to the company. We have not been involved in the Company’s routine dealings with FDA.
     For purposes of this opinion letter, “FDA Laws,” laws that we specialize in, shall mean the Federal Food, Drug, and Cosmetic Act (the “FDC Act”) set forth at 21 U.S.C. § 301 et seq., relevant section of the Public Health Service Act (the “PHS Act”) set forth at 42 U.S.C. § 262, the regulations promulgated under the authority of the FDC Act and the PHS Act, and the enforcement of those Acts by the FDA.
     In connection with this opinion letter, at your direction, we have reviewed and relied upon only the following:
     1. The Officer’s Certificate, dated May 2, 2007, signed by John Vuko, Chief Financial Officer of the Company, certifying certain facts relating to the Company (the “Officer’s Certificate”) and attached here as Attachment A; and
     2. Information in the Registration Statement and Prospectus pertaining to FDA regulatory matters under the following captions:
     (a) “Risk Factors” — “We are dependent on the success of our lead product candidate, MyVax, and if clinical trials of MyVax, or any other immunotherapies that we are developing or may develop, do not produce successful clinical trial results, we will be unable to commercialize these products;” “We are subject to extensive regulation, which can be costly and time consuming and could subject us to unanticipated delays or prevent us from obtaining the required approvals to commercialize MyVax, or any other immunotherapies that we may develop;” “We rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize MyVax, or any other immunotherapies that we may develop;” “We rely on third parties to provide materials and services needed for the manufacture and testing of MyVax. If these third parties do not adequately provide materials or fail to carry out their contractual duties or obligations, we may not be able to successfully manufacture or commercialize MyVax, or any other immunotherapies that we may develop;” “We have no experience manufacturing MyVax, or any other immunotherapies, for the number of patients and at a cost that would enable widespread commercial use;” “We may experience difficulties in manufacturing MyVax, or any other immunotherapies that we may develop, which could prevent us from completing our clinical trials and delay the commercialization of MyVax, or any other immunotherapies that we may develop;” “We currently depend on single source suppliers for critical raw materials for manufacturing, as well as other components required for the administration of MyVax. The loss of any of these suppliers could delay our clinical trials or prevent or delay commercialization of MyVax;” “Obtaining regulatory approval of our manufacturing process and facility or disruptions in our manufacturing process may delay or disrupt our commercialization efforts;” “Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue;” and “Our efforts to discover, develop and commercialize MyVax for indications other than follicular B-cell NHL are at an early stage and are subject to a high risk of failure”; (b) the 10-K captions: “Business — Overview;” “Business — Our Strategy;” “Business — MyVax Clinical Development Program;” “Business — Additional Clinical Programs;” and “Business — Government Regulation” (collectively referred to herein as the “Designated Regulatory Provisions”). We have relied with your approval solely upon our examination of the Designated Regulatory Provisions.
     We have assumed with your approval the accuracy and completeness of all statements of fact relating to the Company and the status of its products and you have not asked us to make, and we have not made, any independent investigations with regard to such matters for purposes of rendering the opinions herein. We have further assumed that with respect to the laws identified above, all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies or self regulatory bodies, applicable to this opinion letter, are generally available to lawyers practicing in the area of the FDA laws and are in a format that makes legal research reasonably feasible.
     Further, we have not independently verified, nor do we take any responsibility for, or are we in any way addressing, any statements of belief attributable to the Company or whether or not the Company is in compliance with the FDA Laws.
     This opinion is to the best of our knowledge and is based solely on matters of law as they pertain to FDA Laws, as implemented by FDA, and we express no opinion as to any other federal, state, local or foreign laws, statutes, regulations or ordinances.
     For purposes of this opinion, the expression “to the best of our knowledge” means the current actual knowledge of the attorneys in this firm who have been significantly involved in actively representing the Company in connection with matters related to the Offering, without having conducted any special investigation of factual matters in connection with this opinion letter.
     Based on, subject to, and limited by the foregoing, we are of the opinion that:
(i) Insofar as the statements in the Designated Regulatory Provisions purport to describe or summarize applicable provisions of the FDA Laws, such statements are accurate in all material respects, subject to any qualifications set forth therein; and
(ii) Nothing has come to our attention which causes us to believe that the Designated Regulatory Provisions, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
* * * *
     This opinion letter is given as of the date hereof and we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the Offering and should not be relied upon for any other purpose. Nothing herein should be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

Sincerely,

Hyman, Phelps & McNamara, P.C.

By: [SIGNATURE OF DIRECTOR]
[PRINTED NAME OF DIRECTOR]

Exhibit C
Form of Opinion by Medlen & Carroll, LLP, patent counsel to the Company

May ___, 2007
Punk, Ziegel & Company, LP
520 Madison Avenue, 4th Floor
New York, NY, 10012
Dear Sirs and Madams:
     This opinion relates to a public offering of Genitope Corporation (“the Company”) common stock pursuant to a registration statement on Form S-3 (Registration No. 333-128357) (the “Registration Statement”) and a related Prospectus Supplement dated April 26, 2007 (the “Prospectus Supplement”). We are but one of several intellectual property counsel for the Company. Because the Company employs other intellectual property counsel, we are not familiar with all of the intellectual property issues of the Company and cannot comment on the entirety of the intellectual property-related language in the Registration Statement and the Prospectus Supplement. For example, we have made no review of third party patents and cannot comment on the subsections of the Registration Statement and the Prospectus Supplement dealing with the question of whether the activities of the Company in the manufacture, use or sale of any presently proposed product would infringe such patents.
     We are generally familiar with the Company’s technology as described in the Registration Statement and the Prospectus Supplement and generally familiar with the manner in which the Company uses that technology. However, there may be internal procedures or improvements of which we are unaware.
     We have read (i) the portion of the Prospectus Supplement under “Prospectus Supplement Summary” under the headers “Overview,” specifically the third paragraph thereunder, and “Monoclonal Antibody Program,” specifically the first paragraph thereunder, and (ii) the portion of the Prospectus Supplement under “Risk Factors” under the header that begins with the language “Because it is difficult and costly to protect our proprietary rights . . .” and have determined that these subsections contain accurate descriptions of the Company’s patent applications, issued and allowed patents (hereinafter “Patents and Patent Applications”) and fairly summarize the legal matters, documents and proceedings relating thereto, including risks. These Patents and Patent Applications have been properly prepared and filed on behalf of the Company and are being diligently pursued by the Company. In counsel’s opinion, these Patents and Patent Applications contain patentable subject matter (however, as discussed in the Registration Statement and the Prospectus Supplement, there can be no assurance that any particular patent contains valid claims or that any particular patent application will issue with valid claims).

Punk, Ziegel & Company, LP

May ___, 2007

     To counsel’s knowledge, no other entity or individual has any right or claim in any of the Company’s inventions embodied in the above-mentioned Patents and Patent Applications. Thus, counsel is not aware of any rights of third parties to any of the Company’s inventions described in the Patents and Patent Applications which could reasonably be expected to materiality affect the ability of the Company to conduct is business, including the commercialization of its products currently under development.
     We are aware of no interference, reexamination, or reissue proceedings related to the Company’s Patents and Patent Applications. We are aware of no pending or threatened judicial or governmental proceedings related to the Company’s Patents and Patent Applications.
     While we cannot comment with any specificity on any other section or subsection of the Registration Statement or the Prospectus Supplement, we have no reason to believe that, at the Applicable Time (as defined in the Underwriting Agreement for the above-described public offering), at the date of the Prospectus Supplement or at the date hereof, the intellectual property information contained in the Registration Statement or the Prospectus Supplement contains any untrue statement of a material fact or omitted to state any material fact required to be state therein or necessary to make the statements therein not misleading.
     Some of the partners and some of the associates of Medlen & Carroll own stock in the Company. Moreover, MEDLEN & CARROLL, LLP as a firm holds stock in the Company.

Very truly yours,

MEDLEN & CARROLL, LLP

David A. Casimir

Exhibit D
Form of Opinion by Bozicevic, Field & Frances, LLP, patent counsel to the Company

May 2, 2007
Punk, Ziegel & Company, LP
520 Madison Avenue
4th Floor
New York, New York 10022
Re: Genitope Corporation
Dear Ladies and Gentlemen:
We have acted as patent counsel for Genitope Corporation, a Delaware corporation (the “Company”), in connection with the proposed offering of [5 ,500,000] common shares of the Company (the “Shares”), pursuant to the Underwriting Agreement dated as of April [26], 2007 (the “Underwriting Agreement”) by and between the Company and Punk, Ziegel & Company, LP, as the underwriter (collectively the “Underwriter”). We have represented the Company only with respect to opinions on third party patents owned by: Genentech, Inc. and the City of Hope National Medical Center; British Technology Group PLC; and Strategene (the “Patents”), as set forth in: (i) the Company’s Prospectus Supplement dated April ___, 2007 (the “Prospectus Supplement”), related to the Company’s Registration Statement on Form S-3 (the “Form S-3”) filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2005 (the “Registration Statement”), which includes a base prospectus dated October 5, 2005 (the “Prospectus”); and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 16, 2007 (the “10-K”). We are rendering this opinion pursuant only to the specific sections of the Underwriting Agreement described here, and only with respect to these specific Patents, as referred to on pages S-17 and S-18 of the Prospectus Supplement and pages 17-18 of the 10-K, and not to any other section of the Form S-3 or intellectual property.
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Underwriting Agreement by the various parties, and have examined and relied upon the originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary to enable us to render the opinions expressed below, including the portion of the Prospectus Supplement entitled “Risk Factors — If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business”; and the portion of the 10-K entitled “Business — Intellectual Property”. Where we render an

Bozicevic, Field & Francis llp

May 2, 2007
opinion “to the best of our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys or registered patent agents (which attorneys and patent agents are licensed solely in the United States) within this firm who perform such services for the Company as defined above; and (ii) such other investigation, if any, that we specifically set forth herein. With regard to our opinion it is specifically understood that we do not represent the Company regarding (1) Securities and Exchange Commission matters; (2) litigation matters including but not limited to patent, trademark, and trade secret litigation; (3) trademark matters; (4) trade secret matters; (5) licensing matters; (6) non-U.S. patent matters; or (7) intellectual property agreements such as those with officers, employees and consultants of the Company. Accordingly, we offer no opinion regarding such matters and our opinion on statements in the Prospectus Supplement and the 10-K specifically excludes such matters. Our opinion is limited to the Patents as defined above.
In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificate of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Underwriting Agreement).
We have not reviewed any confidentiality or assignment-of-invention agreements of the Company. Thus, with regard to our opinion below, our opinion specifically excludes representations to such confidentiality or assignment of invention agreements and the content of such confidentiality or assignment-of-invention agreements.
Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California.
On the basis of the foregoing and in reliance thereon, and with the foregoing qualifications and to the best of our knowledge, we are of the opinion that:
     (i) The statements in the Prospectus Supplement and the 10-K relating to the Patents as defined above constitute an accurate summary of the matters referred to therein and fairly present the information called for with respect to such matters; and we have no reason to believe that at the Applicable Time (as defined in the Underwriting Agreement), at the date of the Prospectus Supplement or at the date of this opinion such statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) As of the date of this letter, we do not represent the Company on any matters involving litigation and we are not aware of any threatened litigation against or/by the Company.

Bozicevic, Field & Francis llp

May 2, 2007
This letter is intended for the sole benefit of the Underwriter and counsel to the Underwriter and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent.

Very truly yours,

BOZICEVIC, FIELD & FRANCIS LLP

Exhibit E
Form of Opinion by DLA Piper, patent counsel to the Company

DLA Piper Rudnick Gray Cary US LLP
4365 Executive Drive
Suite 1100
San Diego, California 92121-2133
T	858.677.1456
F	858.677.1465
W	www.dlapiper.com
May 2, 2007
Punk, Ziegel & Company, LP
520 Madison Avenue, 4th Floor
New York, NY 10022
Re: Genitope Corporation
Dear Ladies and Gentlemen:
     We have acted as patent counsel for Genitope Corporation, a Delaware corporation (the “Company”), in connection with the proposed offering of [5,500,000] common shares of the Company (the “Shares”), pursuant to an Underwriting Agreement dated as of April [26], 2007 (the “Underwriting Agreement”) to be entered into by the Company with Punk, Ziegel & Company, LP, as underwriter (the “Underwriter”). We have represented the Company only with respect to an opinion on a third party patent owned by The Board of Trustees of the Leland Stanford Junior University (the “Patent”), as set forth in: (i) the Company’s Prospectus Supplement dated April ___, 2007 (the “Prospectus Supplement”), related to the Company’s Registration Statement on Form S-3 (the “Form S-3”) filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2005 (the “Registration Statement”), which includes a base prospectus dated October 5, 2005 (the “Prospectus”); and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 16, 2007 (the “10-K”). We are rendering this opinion pursuant only to the specific sections of the Underwriting Agreement described here, and only with respect to the specific Patent, as referred to on pages S-17 and S-18 of the Prospectus Supplement and pages 17-18 of the 10-K, and not to any other section of the Form S-3 or intellectual property.
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Underwriting Agreement by the various parties, and have examined and relied upon the originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary to enable us to render the opinions expressed below, including the portion of the Prospectus Supplement entitled “Risk Factors — If we are sued for infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in that litigation would have a material adverse effect on our business”; and the portion of the 10-K entitled “Business — Intellectual Property”.

Punk, Ziegel & Company, LP

May 2, 2007
Where we render an opinion “to the best of our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys or registered patent agents (which attorneys and patent agents are licensed solely in the United States) within this film who perform such services for the Company as defined above; and (ii) such other investigation, if any, that we specifically set forth herein. With regard to our opinion it is specifically understood that we do not represent the Company regarding (1) Securities and Exchange Commission matters; (2) litigation matters including but not limited to patent, trademark, and trade secret litigation; (3) trademark matters; (4) trade secret matters; (5) licensing matters; (6) non-U.S. patent matters; or (7) intellectual property agreements such as those with officers, employees and consultants of the Company. Accordingly, we offer no opinion regarding such matters and our opinion on statements in the Prospectus Supplement and the 10-K specifically excludes such matters. Our opinion is limited to the Patent as defined above.
In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as topics; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Underwriting Agreement).
We have not reviewed any confidentiality or assignment-of-invention agreements of the Company. Thus, with regard to our opinion below, our opinion specifically excludes representations to such confidentiality or assignment-of-invention agreements and the content of such confidentiality or assignment-of-invention agreements.
Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California.
On the basis of the foregoing and in reliance thereon, and with the foregoing qualifications and to the best of our knowledge, we are of the opinion that:
(i) The statements in the Prospectus Supplement and the 10-K relating to the Patents as defined above constitute an accurate summary of the matters referred to therein and fairly present the information called for with respect to such matters; and we have no reason to believe that at the Applicable Time (as defined in the Underwriting Agreement), at the date of the Prospectus Supplement or at the date of this opinion such statements contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

Punk, Ziegel & Company, LP

May 2, 2007
(ii) As of the date of this letter, we do not represent the Company on any matters involving litigation and we are not aware of any threatened litigation against or/by the Company.
This letter is intended for the sole benefit of the Underwriter and counsel to the Underwriter and is not to be made available to or relied upon by any other person, firm or entity without our prior written consent.
Very truly yours,
DLA Piper Rudnick Gray Cary US LLP
Lisa A. Haile, J.D., Ph.D.
Attorney
lisa.haile@dlapiper.com
Admitted to practice in California
LAH:cag